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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



       Name                                          Jurisdiction
       ----                                          ------------

Futronix Systems Corp.                               Delaware


  Subsidiaries of Futronix Systems Corp.:

     Futronix Acquisition Company                    Texas